                                                                   EXHIBIT 10.03

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is made and entered into as of the 30th day of January, 2001, by and among HIGH SPEED NET SOLUTIONS, INC., a Florida corporation ("HSNS"), SUMMUS, LTD., a Delaware corporation ("Summus"), and BJORN JAWERTH, a shareholder of Summus ("Jawerth").

                                   WITNESSETH:

         WHEREAS, the parties entered into an Asset Purchase Agreement dated as of October 30, 2000 ("Agreement"), pursuant to which HSNS would acquire all of the assets of Summus;

         WHEREAS, some of the conditions to closing set forth in the Agreement have not been satisfied;

         WHEREAS, with certain modifications to the transaction contemplated by the Agreement, as set forth herein, the parties still desire to combine the businesses of Summus and HSNS by having HSNS acquire all of the assets of Summus on the terms and conditions set forth in the Agreement, as modified and amendment by this Amendment.

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenant and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENTS TO AGREEMENT. The following Paragraphs or provisions of the Agreement are hereby modified or amended as indicated:

                  1.1: Delete "but excluding the Excluded Assets described below".

                  1.1(M):  Delete "("Common Stock")".

             2.1:          Is revised to read as follows:

                           PURCHASE PRICE. In consideration of the sale,
                  assignment, transfer and conveyance of the Acquired Assets, and in reliance upon the covenants, representations and warranties made herein by Summus and the Stockholders, HSNS shall:

                           (A) Issue and deliver a total of 20,012,552 shares of Common Stock and 4,000 shares of Convertible Preferred Stock, plus adjustment for options exercised prior to Closing at the conversion ratio set forth in PARAGRAPH 4.8, to Summus pursuant to PARAGRAPH 3.2 below;

                           (B)      Issue and deliver 2,000 shares of
                  Convertible Preferred Stock to the Escrow Agent (as defined in the Escrow Agreement referred to below) to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement attached to this Agreement as EXHIBIT D to be executed and delivered by the parties pursuant to PARAGRAPH 3.2 below as security for obligations of Summus and the Stockholders under this Agreement (the "ESCROW AGREEMENT").

                                    (I)      The shares of Convertible Preferred
                  Stock issued pursuant to this Clause 2.1(b) (the "ESCROWED SHARES") shall be issued in the name of the Escrow Agent, as escrow agent under the Escrow Agreement. The Escrowed Shares shall be held for twelve (12) months from the Closing Date.

                                    (II)     The parties hereby appoint BB&T,
                  effective as of the Closing Date, to serve as the Escrow Agent for purposes of administering the escrow arrangements contemplated by the Escrow Agreement (such representative, or any successor representative appointed under the Escrow Agreement, the "ESCROW AGENT").

                           (C) Issue and deliver warrants to purchase a total of 500 shares of the Convertible Preferred Stock, exercisable on an "as converted" basis at the closing market price on the Closing Date (the "WARRANT EXERCISE PRICE") for a period of five (5) years from the date of this Agreement (the "WARRANT EXERCISE PERIOD") (the "WARRANTS"). (It is anticipated that Summus' plan of liquidation will provide for distribution of the Warrants on a pro-rata basis to Summus shareholders other than HSNS and Bjorn Jawerth and HSNS and Bjorn Jawerth waive their rights to participate in distribution of the Warrants).

                           (D) Assume the Assumed Liabilities as defined in PARAGRAPH 2.2 below.

                  The shares of Common Stock and Convertible Preferred Stock referred to in the foregoing clauses (a) and (b) are collectively referred to as the "STOCK PURCHASE PRICE," and together with the items referred to in the foregoing clauses
                  (c) and (d), the "PURCHASE PRICE."

         3.2(A):           Insert ", Convertible Preferred Stock" after "Common
                           Stock".

         3.2(A)(VI)(A):    Insert "and Convertible Preferred Stock" after
                           "Common Stock".

         3.2(A)(VI)(B):    Substitute "Convertible Preferred Stock for "Common
                           Stock".

         3.2(A)(VII):      Substitute "Convertible Preferred Stock" for "Common
                           Stock".

         3.2(A)(XII):      ARTICLES OF AMENDMENT. Certified Articles of
                           Amendment authorizing 6,500 shares of Convertible
                           Preferred Stock.

         3.2(B)(I):        Delete "; and (iv) that the shares representing the
                           Stock Purchase Price have been acquired for investment and not with a view to resale, except as provided in Paragraphs 9.12 and 9.13 below".

         4.5(A):           Substitute "Purchase Price" for "Common Stock".

         4.8:              Substitute "21.9733" for "18.5629".

         4.10:             Is revised to read as follows:

                           BOARD OF DIRECTORS AND SENIOR MANAGEMENT.

                           (A) Prior to the Closing, HSNS and Summus agree that each party shall maintain its own Board of Directors having a majority of members who are not "INSIDERS." Until the Closing, a Special Committee of the Summus Board of Directors will set guidelines for Summus' expenditures and must approve any proposed deviation from these guidelines before any such expenditure are made. Immediately following the Closing, the size of the HSNS Board shall be increased to ten, with eight directors initially - four from HSNS (Herman Rush, Richard Seifert, Cristine Wittress, and Andrew Fox), and four from Summus (Bjorn Jawerth, Kenneth Marks, Stuart Diamond, and Chris Gaertner. The four board members from HSNS will search for and select an additional director; when that selection has occurred, the selected director and Wendi Tush will be elected by the Board as the ninth and tenth board members. Until those final board members are elected, Wendi Tush will be entitled to attend and speak at board meetings as an observer.

                  Effective at Closing, Stuart Diamond will serve as Chairman of the Board and Rick Seifert as Vice-Chairman. Upon hiring a new CEO, Bjorn Jawerth shall become Chairman of the Board, unless he declines. All directors must stand for re-election after one year at the annual shareholder meeting as per HSNS' by-laws.

                           (B) Effective at Closing, the senior management team will consist of: Bjorn Jawerth, co-Chief Executive Officer and Chief Scientist; Rick Seifert, co-Chief Executive Officer; Gary Ban, Chief Operating Officer; Rob Lowrey, Chief Financial Officer; Andy Fox, President. A search for a new CEO will begin immediately, conducted by a special committee consisting of outside directors. The decision to hire a new CEO shall require the affirmative vote of 2/3 of the directors. Personnel reduction will be determined by the senior management team, except the Board shall make such determination if the senior management team is deadlocked.

                           (C) Approval of any merger or acquisition of or by HSNS shall require the affirmative vote of 2/3 of the directors and, if necessary, the directors shall amend the by-laws, or propose a by-law amendment for shareholder approval, to so provide.

         4.11(B): Insert before the period at the end of the Section, ", in which case, holders of shares issued as Stock Purchase Price, and their successors and assigns, shall have resale registration rights as provided in Paragraph 4.15(a)".

         4.12: Insert before the period at the end of the Section, "or pursuant to the provisions of Paragraph 4.16".

         4.14(B): In the first sentence, substitute "until the earlier of (i) the Closing Date or (ii) March 31, 2001" for "until the earlier of (i) the Closing Date or (ii) three months after the date of this Agreement."

         4.14(F): Change "within sixty (60) days of the date of this Agreement," to "by March 31, 2001,".

         4.15:             Change caption to "Registration Rights"

                           Redesignate subsections (a), (b) and (c) as (b), (c) and (d) and add subsection (a) as follows:

                                    "(A) DEMAND REGISTRATION. If a North
                           Carolina Permit is not obtained as described above, and the Stock Purchase Price is provided by private placement of Common Stock and/or Convertible Preferred Stock, then, at any time prior to the effectiveness of HSNS' Form S-1 Registration Statement (SEC File No. 333-41730) (the "S-1 Registration Statement") upon written notice to HSNS from the holders of at least 50% of the shares issued as Stock Purchase Price, on an as-converted basis, HSNS shall (1) give prompt written notice to all other holders of shares issued as Stock Purchase Price, (2) amend the S-1 Registration Statement to include for resale any such shares of Common Stock as may be requested by the holders of such shares in writing within 10 business days after receipt of such notice from HSNS (the "Demand Shares") and (3) use its best efforts to have the S-1 Registration Statement declared effective by the SEC as promptly as practicable after the filing of such amendment; provided, however, that HSNS shall not be required to attempt to register shares of Common Stock that cannot be issued under the charter documents of HSNS. To the extent that any Demand Shares are included therein, until all of such Demand Shares have been distributed, HSNS shall keep the S-1 Registration Statement effective or, in the alternative, can terminate the S-1 provided such Demand Shares are covered by an S-3 registration or other form of registration. In addition, for as long as the S-1 Registration Statement remains effective, HSNS shall file such prospectus supplements as necessary to permit public sales of Demand Shares by transferees of the holders of Demand Shares listed in the S-1 Registration Statement, to the extent that such transferees received such shares in a private transaction. HSNS shall pay all expenses relating to the registration under this subsection other than underwriting discounts, selling commissions, fees and expenses of counsel." In new subsection (B) (COMPANY REGISTRATION), add the following after the last sentence of that subsection: "The rights in this subsection 4.15(b) are in addition to the rights granted above in subsection 4.15(a) and in no way limit Summus' or Summus shareholders' ability to include shares in the S-1 Registration Statement."

                           In new subsection (C) (UNDERWRITING), substitute for "part (a)(i) above" in the third line, "part (b)(i) above", and substitute for "Section 2.3(b)" in the last sentence of the second paragraph "subsection 4.15(c)".

                           Insert after "Common Stock", wherever it appears, "including common stock issued upon conversion of Convertible Preferred Stock";

                           Substitute for "Stockholder" and "Stockholders", "Summus shareholder" and "Summus shareholders", respectively.

         4.16: The first sentence is revised to read: "Summus and each Stockholder agree that, except for those shares referred to in Paragraphs 9.12 and 9.13, none of the shares of Common Stock or Convertible Preferred Stock included in the Share Purchase Price may be sold in public market transactions during the twelve (12) months following the Closing, provided that one and one-half percent (1.5%) of the shares held by Summus and each Summus shareholder and included in the Stock Purchase Price (including shares of Common Stock issued upon conversion of shares of Convertible Preferred Stock) may be sold or otherwise disposed of in each of the third through twelfth months following Closing. Summus agrees that it shall require a similar agreement from any Summus stockholder who receives a distribution of shares of Common Stock or Convertible Preferred Stock included in the Share Purchase Price, prior to receiving such distribution."

         4.17:             DELETED

         4.19:             Substitute "3,669,539" for "3,111,293".

         6.4:              Is revised to read as follows:

                                    6.4      AUTHORIZATION OF COMMON STOCK AND
                           CONVERTIBLE PREFERRED STOCK. The shares of Common Stock and Convertible Preferred Stock to be issued at Closing pursuant to this Agreement will be duly authorized and reserved for issuance at or before the Closing and upon issuance pursuant to the terms of this Agreement will be (a) validly issued, fully paid and nonassessable; (b) free of any preemptive rights or rights of first refusal, with the exception of encumbrances contemplated by the Escrow Agreement and the Voting Trust Agreement, the form of which are attached hereto, and securities law restrictions, free of any Liens or encumbrances. Summus and each Stockholder acknowledge that the charter documents of HSNS do not authorize a sufficient number of shares of Common Stock to allow the conversion of shares of Convertible Preferred Stock, the exercise of the Warrants, and the exercise of all outstanding options and all options to be granted as reflected in this Agreement, as amended. Promptly after the later of
                           (i) Closing, or (ii) HSNS shares becoming quoted and trading on the OTC Bulletin Board following effectiveness of the HSNS S-1 Registration Statement, but in any event, HSNS shall file proxy materials with the SEC not later than July 31, 2001, HSNS shall use its best efforts to cause its charter documents to be amended to increase the number of authorized shares of its common stock to an amount sufficient for the transactions contemplated by this Agreement, as amended, including the conversion of shares of Convertible Preferred Stock, the exercise of the Warrants, and the exercise of all outstanding options and all options to be granted as reflected in this Agreement, as amended, and at the effective time of such amendment, HSNS shall reserve the requisite number of shares of common stock for issuance.

         6.7: Insert in the second line after "per share", "("Common Stock")". In the second sentence, substitute "and 2,000 shares of HSNS preferred stock were outstanding." for "and no shares of HSNS preferred stock were outstanding."

         7.1(B): Insert after "Escrowed Shares" in the 13th line and the 18th line, "(on an "as converted" basis)".

         8.11: Insert in the second line after "Agreement," "as modified and amended by the Amendment,".

         8.12:             Is revised to read as follows:

                           "The charter documents of HSNS have been amended, if necessary, to designate a class (and sufficient number of authorized shares) of convertible preferred stock which will have equivalent rights as Common Stock with regard to voting, dividends and liquidation (on an "as converted" basis) and shall be convertible into 1,000 shares of Common Stock for each share of convertible preferred stock ("Convertible Preferred Stock"). The preferences, limitations, and relative rights of the Convertible Preferred Stock are attached as Exhibit L."

         8.13: 2000 PERFORMANCE BONUS. HSNS shall reserve 1,700,000 shares of Common Stock for calendar year 2000 performance bonuses for HSNS and Summus employees and shall grant options to employees entitled to such performance bonuses.

         9.10: Insert after "Agreement," in the second line "as modified and amended by the Amendment".

         9.12:             Is revised to read as follows:

                                    SALE OF BJORN JAWERTH'S HSNS COMMON STOCK.
                           HSNS shall use reasonable commercial efforts to assist Bjorn Jawerth in the private sale of up to $2,500,000 worth of his shares of Common Stock at a per share price not less than $1.50.

         9:13:             Is revised to read as follows:

                                    SALE OF KERSTIN JAWERTH'S HSNS COMMON STOCK.
                           HSNS shall use reasonable commercial efforts to assist Kerstin Jawerth in the private sale of up to $1,000,000 worth of her shares of Common Stock at a per share price not less than $1.50.

         9.14:             DELETED

         9.15:             Is revised to read as follows:

                           "The charter documents of HSNS have been amended, if necessary, to designate a class (and sufficient number of authorized shares) of convertible preferred stock which will have equivalent rights as Common Stock with regard to voting, dividends and liquidation (on an "as converted" basis) and shall be convertible into 1,000 shares of Common Stock for each share of convertible preferred stock ("Convertible Preferred Stock"). The preferences, limitations, and relative rights of the Convertible Preferred Stock are attached as Exhibit L."

         9.16 2000 PERFORMANCE BONUS. HSNS shall reserve 1,700,000 shares of Common Stock for calendar year 2000 performance bonuses for HSNS employees, including those acquired from Summus as well as existing HSNS employees and other new employees, and shall grant options to employees entitled to such performance bonuses.

         10.11(B):         Is revised to read as follows:

                           "either party may terminate the Agreement, as amended, if the Closing does not occur within sixty
                           (60) days of the date of the Amendment."

         11.1: Is amended by modifying or adding the following definitions:

                           "COMMON STOCK" shall have the meaning set forth in Paragraph 6.7.

                           "CONVERTIBLE PREFERRED STOCK" shall have the meaning set forth in Paragraph 8.12.

                           "SUMMUS SHAREHOLDER" and "SUMMUS SHAREHOLDERS" shall mean any one or more (including all) shareholders of Summus as of the Closing Date.

         2. FAIRNESS HEARING. It having been determined that a new fairness hearing is required, the parties shall again comply with the provision of Paragraphs 4.11, 5.28 and 6.10 of the Agreement with regard thereto.

         3. REVISED EXHIBITS AND SCHEDULES. The Exhibits and Schedules referenced below, copies of which are attached, are hereby substituted for, and replace, the corresponding Exhibit or Schedule attached to the Agreement:

                           Exhibit B-1:      Executive Employment Agreement
                                             (Bjorn Jawerth)

                           Schedule 2.2(a):  Specified Assumed Liabilities

                           Schedule 4.7      List of Current Summus Employees

                           [LIST OTHERS]

         4. NO OTHER MODIFICATIONS. Except as expressly set forth herein, there are no other modifications or amendments to the Agreement, which remains in full force and effect, as modified and amended by this Amendment.

         5. GOVERNING LAW. The validity and effect of this Amendment shall be governed by and construed and enforced in accordance with the Laws of the State of North Carolina, without regard to its conflict of laws rules.

         IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed by their duly authorized agents as of the day and year first above written.

HIGH SPEED NET SOLUTIONS, INC.             SUMMUS, LTD.


By: /s/ Andrew Fox                         By: /s/ Bjorn Jawerth
    ------------------------------             --------------------------------
    Andrew Fox, President                      Bjorn Jawerth, President

                                               STOCKHOLDER


                                               /s/ Bjorn Jawerth
                                               ---------------------------------
                                               Bjorn Jawerth